UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2014, the Company issued a press release announcing the new conversion rate applicable to the Company’s class B common stock resulting from its deposit today of $450 million into the litigation escrow account previously established under the Company’s retrospective responsibility plan (the “Plan”). Under the terms of the Plan, this resulted in the decrease in the conversion rate applicable to the Company’s class B common stock from 0.4206 to 0.4121, effective immediately. Therefore, the number of as-converted class B common shares was reduced by 2,089,780 from 103,257,583 to 101,167,803. The deposit and price-per-share calculations were conducted in accordance with the Company’s certificate of incorporation using the volume-weighted average price over the 9-day pricing period from September 11, 2014 through September 23, 2014.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated September 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: September 24, 2014

	By:	/s/ Byron H. Pollitt
Byron H. Pollitt Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated September 24, 2014